UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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CROSSROADS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO NOTICE OF
2013 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Crossroads Systems, Inc.:

Enclosed please find supplemental proxy materials for the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Crossroads System, Inc., a Delaware corporation (“Crossroads”), which was originally scheduled to be held on Monday, May 20, 2013, but has since been adjourned. To provide stockholders with additional time to review the disclosures contained in this notice and the attached supplement and make a decision with respect to voting their shares, pursuant to our Bylaws, the Chairman of the 2013 Annual Meeting called the meeting to order on May 20, 2013 and then immediately adjourned the meeting until 9:00 a.m., Central Daylight Time, on Friday, June 21, 2013, at Crossroads’ corporate headquarters located at 11000 N. MoPac Expressway, Austin, Texas 78759.

On April 15, 2013, we filed and began mailing to our stockholders a proxy statement and proxy card in connection with our 2013 Annual Meeting. This supplemental proxy material is being made available on or about May 30, 2013. Except as specifically amended or supplemented by the information contained in the supplemental proxy materials, all information set forth in the proxy statement for the 2013 Annual Meeting remains unchanged and should be considered in voting your shares.

The purpose of the supplemental proxy materials is (1) to revise the list of nominees for election to our Board of Directors (the “Board of Directors”) as set forth in Proposal 1 in the proxy statement for the 2013 Annual Meeting by removing Steven Ledger, Joseph Hartnett, Elliott Brackett and Robert Sims as nominees for election to the Board of Directors and adding Richard K. Coleman, Jr., Jeffrey E. Eberwein and Robert G. Pearse as nominees for election to the Board of Directors at the 2013 Annual Meeting, and (2) to provide additional disclosure with respect to common stock that may be issuable as a dividend with respect to the Series F Preferred Stock, which is the subject of Proposal 3 in the Proxy Statement, and provide a revised resolution for Proposal 3.

On April 29, 2013, at a meeting of the Board of Directors, Messrs. Coleman and Eberwein were elected to the Board of Directors to hold office until the 2013 Annual Meeting or until their successors are duly elected and qualified. At the same meeting of the Board of Directors, Messrs. Ledger and Hartnett each informed the Board of Directors that he would not stand for re-election and the 2013 Annual Meeting. Additionally, at this meeting, the Board of Directors approved the formation of an Executive Committee consisting of Messrs. Coleman, Eberwein and Pearce.

On May 8, 2013, Robert Sims ceased to serve as the President and Chief Executive Officer of Crossroads. Pursuant to Mr. Sims’ employment agreement with Crossroads, Mr. Sims was required to immediately resign as a director of Crossroads in the event that Mr. Sims no longer served as Chief Executive Officer or President of Crossroads. Accordingly, Mr. Sims also resigned from service as a director of Crossroads on May 13, 2013.

Also on May 8, 2013, our Board of Directors appointed Richard K. Coleman, Jr. as Crossroads’ President and Chief Executive Officer, to serve on an interim basis, until the selection process for a permanent President and Chief Executive Officer is complete.

On May 21, 2013, Elliott Brackett resigned from the Board of Directors, effective immediately.

On May 23, our Board of Directors nominated Robert G. Pearse to stand for election to the Board of Directors at the 2013 Annual Meeting.

IN LIGHT OF THE CHANGES TO THE NOMINEES, AS WELL AS THE CHANGE TO THE TEXT OF PROPOSAL 3, CROSSROADS WILL DISREGARD ANY VOTES RECEIVED WITH RESPECT TO THE PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU RECEIVED WITH YOUR PROXY STATEMENT. TO VOTE YOUR SHARES AT THE 2013 ANNUAL MEETING, PLEASE VOTE USING THE PROXY CARD OR VOTING INSTRUCTION FORM INCLUDED WITH THIS SUPPLEMENT.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE 2013 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR OVER THE INTERNET.

The proxy card or voting instruction form enclosed with this Supplement differs from the proxy card or voting instruction form previously furnished to you in that the enclosed proxy card or voting instruction form includes Messrs. Coleman, Eberwein, Pearce and Pearse as nominees with respect to Proposal 1 and contains a revision to the text of Proposal 3. If you have previously voted on the proxy card or voting instruction form accompanying the Proxy Statement (or by following the Internet or Telephone instructions on that proxy card or voting instruction form), your vote will not be counted at the 2013 Annual Meeting. To vote your shares at the 2013 Annual Meeting, please vote using the enclosed proxy card or voting instruction form, or submit your vote by telephone or over the internet, using the directions provided on the enclosed proxy card or voting instruction form.

This supplemental proxy material, the proxy statement for the 2013 Annual Meeting, and the annual report to stockholders are available on a website at www.crossroads.com in accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission.

Your vote is very important. Whether or not you plan to attend the 2013 Annual Meeting, we encourage you to read the proxy statement and the supplemental proxy material and vote as soon as possible.

All stockholders are cordially invited to attend the 2013 Annual Meeting in person. Any stockholder attending the 2013 Annual Meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the 2013 Annual Meeting.

Thank you for your ongoing support of Crossroads.

By Order of the Board of Directors,

/s/ Steven Ledger

Steven Ledger
Chairman of the Board of Directors

Austin, Texas
May 30, 2013

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CROSSROADS SYSTEMS, INC.

11000 N. MoPac Expressway
Austin, Texas 78759

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated May 30, 2013 (this “Supplement”), supplements the proxy statement dated April 15, 2013 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by our Board of Directors of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Crossroads Systems, Inc., a Delaware corporation (“Crossroads,” “we” or “our”), which was originally scheduled to be held on Monday, May 20, 2013, but has since been adjourned. To provide stockholders with additional time to review the disclosures contained in this notice and the attached supplement and make a decision with respect to voting their shares, pursuant to our Bylaws, the Chairman of the 2013 Annual Meeting called the meeting to order on May 20, 2013 and then immediately adjourned the meeting until 9:00 a.m., Central Daylight Time, on Friday, June 21, 2013, at Crossroads’ corporate headquarters located at 11000 N. MoPac Expressway, Austin, Texas 78759.

The purpose of this supplement is (1) to revise the list of nominees for election to our Board of Directors as set forth in Proposal 1 in the Proxy Statement by (A) removing Steven Ledger, Joseph Hartnett, Elliott Brackett and Robert Sims as nominees for election to the Board of Directors at the 2013 Annual Meeting and (B) adding Richard K. Coleman, Jr., Jeffrey E. Eberwein, and Robert G. Pearse as nominees for election to the Board of Directors at the 2013 Annual Meeting, (2) to provide updated information relating to recent changes in our management and Board structure and certain arrangements that Crossroads has recently entered into with Mr. Sims and Mr. Coleman, our interim President and Chief Executive Officer, (3) to provide additional disclosure with respect to common stock that may be issuable as a dividend with respect to the Series F Preferred Stock which is the subject of Proposal 3 in the Proxy Statement, and provide a revised resolution for Proposal 3, and (4) to provide an updated proxy card reflecting (A) the nominees for election as director as reflected in this Supplement and (B) the revised Proposal 3. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE 2013 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET.

The proxy card or voting instruction form enclosed with this Supplement differs from the proxy card or voting instruction form previously furnished to you in that the enclosed proxy card or voting instruction form includes Messrs. Coleman, Eberwein, Pearce and Pearse as nominees with respect to Proposal 1 and contains a revision to the text of Proposal 3. If you have previously voted on the proxy card or voting instruction form accompanying the Proxy Statement (or by following the Internet or Telephone instructions on that proxy card or voting instruction form), your vote will not be counted at the 2013 Annual Meeting. To vote your shares at the 2013 Annual Meeting, please vote using the enclosed proxy card or voting instruction form, or submit your vote by telephone or over the internet, using the directions provided on the enclosed proxy card or voting instruction form.

If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

InvestorCom, Inc.
Stockholders Call Toll Free: 877-972-0090
Banks and Brokers Call Collect: 203-972-9300

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PROPOSAL 1

ELECTION OF DIRECTORS

The following amends and restates, in its entirety, the disclosure on pages 4 and 5 of the Proxy Statement with respect to Proposal 1:

Our Board of Directors currently consists of five members, each of whom is elected annually. The Board of Directors has nominated the four persons listed below for election as directors. Those elected will serve until the 2014 Annual Meeting, until their successors are elected and qualify or until their earlier death or resignation. As of the date of this Supplement, the holders of Sub-Series F-1 of our 5.0% Series F Convertible Preferred Stock, voting as single class, are entitled to elect two directors. However, as of the date of this Supplement, these holders have not elected their designated directors.

On April 29, 2013, at a meeting of the Board of Directors, Messrs. Coleman and Eberwein were elected to the Board of Directors to hold office until the 2013 Annual Meeting or until their successors are duly elected and qualified. At the same meeting of the Board of Directors, Messrs. Ledger and Hartnett each informed the Board of Directors that he would not stand for re-election and the 2013 Annual Meeting. Additionally, at this meeting, the Board of Directors approved the formation of an Executive Committee consisting of Messrs. Coleman, Eberwein and Pearce.

On May 8, 2013, Robert Sims ceased to serve as the President and Chief Executive Officer of Crossroads. Pursuant to Mr. Sims’ employment agreement with Crossroads, Mr. Sims was required to immediately resign as a director of Crossroads in the event that Mr. Sims no longer serves as Chief Executive Officer or President of Crossroads. Accordingly, Mr. Sims also resigned from service as a director of Crossroads on May 13, 2013.

Also on May 8, 2013, our Board of Directors appointed Richard K. Coleman, Jr. as Crossroads’ President and Chief Executive Officer, to serve on an interim basis, until the selection process for a permanent President and Chief Executive Officer is complete.

On May 21, 2013, Elliott Brackett resigned from the Board of Directors, effective immediately.

On May 23, our Board of Directors nominated Robert G. Pearse to stand for election to the Board of Directors at the 2013 Annual Meeting.

As a result of these developments, the Board of Directors has authorized a revised slate of nominees for director in connection with the 2013 Annual Meeting.

All nominees are independent pursuant to the listing requirements of The Nasdaq Stock Market, except for Richard K. Coleman, Jr., who is serving as President and Chief Executive Officer of Crossroads on an interim basis. At such time as Mr. Coleman ceases to be President and Chief Executive Officer, the Board of Directors is expected to determine that Mr. Coleman is an independent director. There are no family relationships among any of the directors and executive officers. Mr. Pearce is a current director who was elected at the 2012 Annual Meeting.

Each nominee has agreed to serve if elected. If a nominee becomes unavailable for election or cannot serve, an event that we do not expect, the Board of Directors may substitute another nominee or reduce the number of nominees. The enclosed proxy will be voted for such substitute, if any, as shall be designated by the Board of Directors.

Director Qualifications

The following paragraphs provide information as of the date of this Supplement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment. The following is information about each nominee:

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Richard K. Coleman, Jr., 56, is serving as the President and Chief Executive Officer of Crossroads on an interim basis. In addition, Mr. Coleman is a private investor and business advisor. His company, Rocky Mountain Venture Services, has helped technology companies plan and launch new business ventures and restructuring initiatives since 1998. He has served in a variety of senior operational roles including CEO of Vroom Technologies, COO of Metronet Communications, and President of US West Long Distance, and has also held significant officer level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications culminating in his appointment to lead its Technology Management Division. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has served as an Adjunct Professor for Regis University’s Graduate Management program and is a guest lecturer for Denver University, focusing on leadership and ethics. Mr. Coleman has served on a number of private, public, and non-profit boards and currently serves on the boards of directors of NTS, Inc., a NYSE MKT-listed broadband services and telecommunications company, where he serves as Chairman of the Strategy Advisory Committee, On Track Innovations Ltd., a Nasdaq-listed smart card company, and Aetrium Incorporated, a Nasdaq-listed equipment producer for the semiconductor industry, where he serves on the Compensation Committee. Mr. Coleman holds a B.S. Degree from the United States Air Force Academy, an M.B.A. from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School. We believe Mr. Coleman’s qualifications to serve on our Board of Directors include his extensive expertise and experience in technology-related industries.

Jeffrey E. Eberwein, 42, has 20 years of Wall Street experience and is the Founder and CEO of Lone Star Value Management, LLC, an investment firm. Prior to founding Lone Star in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is Chairman of the Board of Digirad Corporation, a Nasdaq-listed medical imaging company where he serves on the Compensation, Corporate Governance and Strategic Advisory Committees. Mr. Eberwein has also served on the board of directors of NTS, Inc., a NYSE MKT-listed broadband services and telecommunications company, since December 2012 where he serves on the Compensation and Corporate Governance Committees, On Track Innovations Ltd., a Nasdaq-listed smart card company, since December 2012 where he serves as Chairman of the Compensation Committee and on the Audit Committee, and Aetrium Incorporated, a Nasdaq-listed equipment producer for the semiconductor industry, since January 2013 where he serves on the Audit and Corporate Governance Committees. Mr. Eberwein served on the board of directors of Goldfield Corporation, a NYSE MKT-listed company in the electrical construction industry, from May 2012 until May 2013. Mr. Eberwein is the Treasurer and serves on the Executive Committee of the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin. We believe that Mr. Eberwein’s qualifications to serve on our Board of Directors include his expertise in finance and experience in the investment community. Both by education and by professional experience, Mr. Eberwein has had extensive exposure to analysis of financial statements and financial reporting matters and qualifies as an “audit committee financial expert” under SEC guidelines.

Don Pearce, 69, joined our Board of Directors in May 2009 and served as Chairman of the Board from May 2010 to November 2011. He also served as Vice President for the Texas division of Alliance Technology Group from April 2009 to January 2011 and before then served as a Regional Sales Manager for Sun Microsystems from October 2005 until June 2008. In addition, Mr. Pearce founded and has been the owner of Pearce Advisory Services since June 2008, a company specializing in consulting with technology companies in how to increase sales. Beginning his career with 12 years in systems and sales management at IBM, Mr. Pearce was employed in Sales and Sales Management at Amdahl Corp where his Division led the company in revenue 13 of 20 years. He then held executive Sales Management positions at Tarantella, StorageTek and Sun Microsystems. He has also served as a member of the Advisory Board for the Computer Science Engineering Department at Southern Methodist University since April 2002 and holds a B.S. in mathematics from SMU. He earned a M.S. in mathematics from Louisiana State University, where he also taught Mathematics for two years. We believe Mr. Pearce’s qualifications to serve on our Board of Directors include his extensive experience in storage sales as well as a global network of industry contacts. Mr. Pearce is also a recognized leader in business management with a significant track record of delivering revenue generating strategies within the high-tech sector.

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Robert G. Pearse, 53, is a managing partner at Yucatan Rock Ventures, where he specializes in investment in the enterprise security and telecommunications industries, and has served in that position since August 2012. He previously served as vice president of Strategy and Market Development at NetApp, Inc., a computer storage and data management company, from September 2005 to August 2012. At NetApp, Mr. Pearse played an influential role in leading overall corporate growth as well as market and business development. Before joining NetApp in 2005, Mr. Pearse was a managing partner at Yucatan Rock Ventures from January 2004 to September 2005. Prior to joining Yucatan Rock Ventures, Mr. Pearse spent approximately 17 years in several marketing and business development roles at Hewlett-Packard, most recently as the vice president of Strategy and Corporate Development from 2001 to 2004, focusing on post-merger integration and business strategy. His professional experience also includes positions at PricewaterhouseCoopers, Eastman Chemicals Company, and General Motors. Mr. Pearse earned a Master of Business Administration degree from the Stanford Graduate School of Business in 1986, and a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology in 1982. We believe Mr. Pearse’s qualifications to serve on our Board of Directors include his extensive business development experience as an executive in the enterprise data management industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR EACH OF THE NOMINEES

CORPORATE GOVERNANCE

As a result of the changes to the Board of Directors described in this Supplement, the Board has elected to make the following changes to the governance of Crossroads following the 2013 Annual Meeting:

Chairman of the Board of Directors; Leadership Structure

In connection with Mr. Ledger’s decision not to seek re-election as a director of Crossroads at the 2013 Annual Meeting, the Board of Directors has elected Mr. Eberwein to serve as Chairman of the Board of Directors following the 2013 Annual Meeting. Following the 2013 Annual Meeting, the Board of Directors intends to make a determination regarding the directors that will serve on Crossroads’ Audit Committee, Crossroads’ Compensation Committee, and Crossroads’ Nominating and Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

As of March 22, 2013 and the date of this Supplement, none of Mr. Coleman, Mr. Eberwein or Mr. Pearse beneficially owned any shares of our capital stock. The Proxy Statement contains additional disclosure with respect to the ownership of our capital stock as of March 22, 2013.

EXECUTIVE COMPENSATION

Following Mr. Coleman’s appointment as Interim Chief Executive Officer of Crossroads, Crossroads entered into the following arrangements with Mr. Coleman. In addition, following Mr. Sims’ termination as Chief Executive Officer of Crossroads, Mr. Sims and Crossroads entered into a Severance Agreement and Release, providing for certain payments to Mr. Sims pursuant to the Severance Benefit Plan previously entered into between Crossroads and Mr. Sims. The following information supplements the disclosure in the Proxy Statement with respect to executive compensation matters.

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Compensation Arrangements with Richard K. Coleman, Jr.

On May 20, 2013, the Board of Directors approved an annual base salary of $275,000 for Mr. Coleman while he serves as the Company’s President and Chief Executive Officer, with the Compensation Committee of the Board of Directors and the Board of Directors to consider additional compensation at a later date.

Severance Agreement and Release with Robert Sims

In connection with Mr. Sims’ separation from Crossroads, Mr. Sims and Crossroads entered into a Separation Offer and Release, pursuant to which Mr. Sims will receive the benefits provided for in his Severance Benefit Plan, including the following:

•	For the twelve month period following his separation date of May 8, 2013 (the “Severance Period”), Mr. Sims is entitled to receive severance payments equal to his monthly rate of base salary, subject to his agreement not to provide any services, advice or assistance to any entity that provides products or services which are or may be competitive with those offered or proposed to be offered by Crossroads, solicit any of Crossroads’ customers, clients, suppliers, agents or other of Crossroads’ associated parties or solicit any of Crossroads’ employees or contractors to alter their relationship with Crossroads or accept employment or a consulting arrangement with any person other than Crossroads; and

•	Each outstanding option that Mr. Sims holds will immediately vest in full and become exercisable until the earlier of the expiration of the option term or the end of the Severance Period. Any options not exercised prior to the expiration of the applicable post-service exercise period will lapse and cease to remain exercisable; and

•	Crossroads will, at its expense, continue to provide Mr. Sims and his eligible dependents with Crossroads’ paid portion of health care coverage under Crossroads’ medical/dental plan for six months from the Separation Date, or, if earlier, until the first date that he is covered under another employer’s health benefit program which provides substantially the same level of benefits without exclusion for pre-existing medical conditions.

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The following amends and restates, in its entirety, the disclosure on pages 26-32 of the Proxy Statement with respect to Proposal 3:

PROPOSAL 3

APPROVE THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF OUR 5.0% SERIES F CONVERTIBLE PREFERRED STOCK, AS POTENTIAL STOCK DIVIDENDS ON THE OUR 5.0% SERIES F CONVERTIBLE PREFERRED STOCK, AND UPON EXERCISE OF THE WARRANTS

Background

Private Placement

On March 22, 2013, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the issuance and sale in a private placement of 4,231,654 units (the “Units”), at a purchase price of $2.0625 per Unit for net proceeds of approximately $8.1 million after placement fees. We also issued warrants to purchase 167,176 shares of our Common Stock, par value $0.001 per share (the “Common Stock”), to the designees of the placement agent as part of its fees. The closing of the private placement occurred on March 28, 2013.

Each Unit consists of one share of 5.0% Series F Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred”), and warrants to purchase shares of Common Stock equal to one-half of the number of shares of Convertible Preferred purchased, at an exercise price of $2.00 per whole share (subject to adjustment) (the “Warrants,” and together with the Units, the Convertible Preferred and the underlying Common Stock, the “Securities”) (the “Private Placement”). We will use the net proceeds of the Private Placement for general working capital purposes.

On March 12, 2013, we issued promissory notes (the “Notes”) to two investors, referred to as the “noteholders,” for an aggregate principal amount of $550,000. Pursuant to the terms of the Notes, both noteholders had the right to convert the outstanding amounts under their Notes into Units at a discount of 15% to the issue price of the Units. Each noteholder exercised this right and received 188,235 Units, for the noteholder converting $330,000 of Notes and interest, and 156,863 Units, for the noteholder converting $275,000 of Notes and interest.

Securities Purchase Agreement

Subject to the terms and conditions of the Purchase Agreement, at the closing each of the Investors purchased, and we sold and issued, the Units. Each of us and the Investors made customary representations and warranties and the Purchase Agreement contains customary indemnification provisions.

Registration Rights Agreement

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement with each of the Investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are required to prepare and file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), within 45 days after the closing date of the Private Placement (or, if we are required to file updated financial statements with the SEC prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the SEC) covering the resale from time to time of the shares of Convertible Preferred and shares of Common Stock issuable upon conversion of the Convertible Preferred and upon exercise of the Warrants. We filed a draft of the registration statement on May 10, 2013. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the Registration Rights Agreement. The Registration Rights Agreement also contains customary indemnification provisions.

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5.0% Series F Convertible Preferred Stock

Pursuant to the Purchase Agreement, we issued an aggregate of 4,231,154 shares of our Convertible Preferred to the Investors. The Convertible Preferred has the rights, qualifications, limitations and restrictions set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on March 28, 2013. The Certificate of Designation authorizes for issuance up to 4,500,000 shares of Convertible Preferred, with 3,750,000 shares designated as “Sub-Series F-1” and 750,000 shares designated as “Sub-Series F-2.”

Conversion Rights

Under the Certificate of Designation, each share of Convertible Preferred is convertible into one share of Common Stock plus the number of shares of Common Stock determined by dividing the amount of accrued but unpaid dividends on the Convertible Preferred by the conversion price, subject to adjustment:

•	at the option of the holder at any time on or after the next annual meeting of our stockholders; or

•	at our option within one trading day after any such time that:

o	the Common Stock trades for a price that exceeds three times the conversion price;

o	there is an effective registration statement for the resale of all of the shares of Common Stock issuable upon conversion of the Convertible Preferred and upon exercise of the Warrants or all of the shares issuable upon conversion or exercise may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements; and

o	the average daily trading volume of the Common Stock exceeds 100,000 shares for 20 consecutive trading days.

The right of holders of Convertible Preferred to convert the Convertible Preferred is subject to a 9.99% beneficial ownership limitation for holders of Sub-Series F-1 and a 4.99% beneficial ownership limitation for holders of Sub-Series F-2. These beneficial ownership limitations may be increased or decreased by a holder of Sub-Series F-1 to any percentage not in excess of 19.99% after providing notice of such increase or decrease to us.

Dividend Rights

Dividends on the Convertible Preferred accrue at an annual rate of 5.0% of the original issue price and are payable on a semi-annual basis. If:

•	a registration statement is not filed with the Securities and Exchange Commission within 45 days after the date of the first issuance of any shares of Convertible Preferred, or the “original issue date,” (or, if we are required to file updated financial statements with the Securities and Exchange Commission prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the Securities and Exchange Commission); or

•	a registration statement is not declared effective by the Securities and Exchange Commission within 120 days after the original issue date;

then the rate at which dividends accrue will be increased to an annual rate of 12.0% from the date on which the failure of either of the foregoing events occurs until such time as a registration statement is filed or a registration statement is declared effective, as applicable. At such time as a registration statement is filed or a registration statement is declared effective, as applicable, the dividend rate shall be reduced to an annual rate of 5.0%. We may elect to satisfy our obligation to pay semi-annual dividends in cash, by distribution of Common Stock or a combination thereof, in our discretion.

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If we determine to pay any dividends in shares of Common Stock, the number of shares payable will be the quotient of the amount of the cash dividend per share of Convertible Preferred to be paid in shares of Common Stock divided by the average of the VWAPs for the thirty (30) consecutive trading days ending on the trading day that is immediately prior to the applicable dividend payment date.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

•	if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for that date;

•	if the Common Stock is not then listed or quoted for trading on a trading market and if prices for the Common Stock are then reported in the Pink Sheets or a similar organization or agency succeeding to its functions of reporting prices, the most recent bid price per share of the Common Stock so reported; or

•	in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority of the Convertible Preferred.

However, prior to the receipt of stockholder approval with respect to the payment of dividends in shares of Common Stock using the average of the VWAPs of the Common Stock, in the event the 30-day VWAP is less than the original issue price, we will not pay any dividends in kind if the in kind payments would cause the offering of the Convertible Preferred to not qualify as an “at market deal” under Nasdaq Listing Rule 5635(d). In such a case, the dividend will either accrue as an unpaid dividend or be paid in cash at our option. Approval of the issuance of shares of Common Stock as dividends on the Convertible Preferred will remove this limitation on the payment of dividends on the Convertible Preferred in shares of Common Stock.

In the event that any portion of a dividend is accrued, the accrued amount will be payable upon the earlier to occur of:

•	with respect to all outstanding shares of Convertible Preferred, ten (10) business days subsequent to the receipt of stockholder approval with respect to the payment of dividends in shares of Common Stock using the VWAP calculation; and

•	with respect to any shares of Convertible Preferred that are converted into shares of Common Stock, on the date that any such shares of Convertible Preferred to which such accrued dividend relates are converted.

In the event that any such shares are converted, accrued dividends shall be payable in cash, shares of Common Stock or a combination thereof, at our option. The number of shares of Common Stock issuable with respect to any portion of the accrued dividend that is paid in shares of Common Stock shall be equal to the portion of the accrued dividend per share to be paid in shares of Common Stock divided by the conversion price, if the conversion occurs subsequent to the receipt of the requisite stockholder approval, or the original issue price, if the conversion occurs prior to the receipt of the requisite stockholder approval. We may choose to pay accrued dividends in cash at any time.

Voting Rights

Subject to the beneficial ownership limitations, holders of the Convertible Preferred will be entitled to vote together with the holders of Common Stock, and not as a separate class, on an as-converted basis, except as otherwise required by Delaware law and the Certificate of Designation and except for certain corporate actions for which holders of the Convertible Preferred will vote as a separate class. The holders of the Convertible Preferred are not entitled to vote on Proposal 3.

For as long as at least 90% of the aggregate number of shares of Sub-Series F-1 issued on the Original Issue Date are outstanding, the holders of such Sub-Series F-1, voting as single class, will be entitled to elect two directors. If less than 90%, but at least 20%, of the shares of Sub-Series F-1 are outstanding, these holders, voting as a single class, will be entitled to elect one director. The holders of Sub-Series F-2 will not be entitled to vote on the directors elected by the holders of Sub-Series F-1.

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Anti-Dilution Protection

The Certificate of Designation contains customary anti-dilution protection for proportional adjustments (e.g. stock splits). In addition, subject to approval by the holders of a majority of the outstanding shares of Common Stock at the next annual meeting of our stockholders or prior to the earlier to occur of:

•	twelve months following the original issue date; and

•	the date on which we indicate a positive earnings per share in our public disclosures;

if we issue or are deemed to have issued additional shares of Common Stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $2.0625 per share, then the conversion price of the Convertible Preferred will be reduced, concurrently with the new issue, to the consideration per share we received for the new issue or deemed issue of the additional shares of Common Stock. Such mechanism is commonly referred to as a “full ratchet” anti-dilution adjustment, and the full adjustment would be triggered without regard to the number of shares issued or deemed issued.

Ranking

The Convertible Preferred ranks senior to the Common Stock and each other class or series of our capital stock, whether common, preferred or otherwise, with respect to distributions of dividends and distributions upon our liquidation, dissolution or winding up.

Warrants

Exercisability

Pursuant to the Purchase Agreement, we issued to the Investors Warrants to purchase an aggregate of 2,109,578 shares of Common Stock. In addition to the Warrants issued to the Investors, we also issued Warrants to purchase 167,176 shares of Common Stock to the designees of the placement agent as part of its fees. The Warrants are exercisable for a period starting on the date that is the later of:

•	six months following the closing date of the private placement; or

•	The date of the next annual meeting of our stockholders;

and will expire on the fifth anniversary of the closing date of the private placement. The right of holders of Warrants to exercise Warrants for Common Stock will be subject to a beneficial ownership limitation of 9.99%, with respect to Warrants issued to holders of Sub-Series F-1, and 4.99%, with respect to Warrants issued to holders of Sub-Series F-2. The beneficial ownership limitations may be increased or decreased by a holder of Warrants to any percentage not in excess of 19.99% after providing notice to us of such increase or decrease. If the Warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the Warrant Shares, then a Warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the Warrant.

Anti-Dilution Protection

The Warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits). In addition, subject to Stockholder Approval or prior to the earlier to occur of:

•	twelve months following the date of the Warrants; and

•	the date on which we indicate a positive earnings per share in our public disclosures;

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if we issue or are deemed to have issued additional shares of Common Stock without consideration or for a consideration per share less than the applicable exercise price of the Warrants, which is initially $2.00 per share, then the exercise price of the Warrants will be reduced on a “full ratchet” basis, concurrently with the new issue, to the consideration per share we received for the new issue or deemed issue of the additional shares of Common Stock.

Interests of Directors, Officers and 5% or More Stockholders in the Private Placement

The following officers, directors, employees and greater than 5% beneficial stockholders of ours participated in the Private Placement:

Officers and Directors	Position	Number of Units	Purchase Price
Elliott Brackett	Director	14,500	$29,906.25

Robert C. Sims (1)	Former President, Chief Executive Officer and Director	3,640	$7,507.50

Jennifer Crane	Chief Financial Officer	1,460	$3,011.25

David Cerf	Executive Vice President of Business and Corporate Development	3,640	$7,507.50

Mark Hood	Executive Vice President, Corporate Communications	3,640	$7,507.50

(1) As of May 8, 2013, Mr. Sims ceased to be an officer or employee of Crossroads. On May 13, 2013, Mr. Sims resigned as a director of Crossroads.

Stockholder	Number of Units	Purchase Price

Affiliates of ACT Capital Management, LLLP	708,235	$1,402,500	*

Affiliates of Manchester Management Company, LLC	302,317	$574,998.28	*

Affiliates of Diker Management, LLC	727,272	$1,499,998.49

*Includes conversion of Notes

Need for Stockholder Approval

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “CRDS.” Consequently, we are subject to the Nasdaq Stock Market Listing Rules. Although the issuance of the Units does not require stockholder approval under Delaware law, our certificate of incorporation or bylaws, we are requesting stockholder approval of the issuance of shares of Common Stock upon conversion of the Convertible Preferred, as potential stock dividends on the Convertible Preferred and upon exercise of the Warrants under Listing Rules 5635(b) and 5635(d).

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Under Nasdaq Listing Rule 5635(b), prior stockholder approval is required for issuances of securities that will result in a “change of control” of the issuer. Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. Although we are not aware of any Investors acting in concert or otherwise as a group, the Investors’ resulting ownership of our Common Stock, on an as-converted basis, will represent approximately 27.1% of all outstanding shares of Common Stock before accounting for any anti-dilution adjustments or any dividends on the Convertible Preferred Stock that are paid in Common Stock. In addition, as these amounts do not include the shares of Common Stock issuable upon conversion of the Convertible Preferred or exercise of the Warrants, and as it is unknown as to how many shares of Common Stock will be issued and outstanding at the time of any such conversion or exercise, such conversion or exercise could potentially result in a change of control under Nasdaq Listing Rules. As a result, the terms of the Convertible Preferred and the Warrants provide that the “full ratchet” anti-dilution provisions will become operative only after we obtain stockholder approval. Therefore, we seek your approval of Proposal 3 in order to satisfy the requirements of the Listing Rule 5635(b) with respect to the issuance of shares of our Common Stock upon the conversion of the Convertible Preferred, as potential dividends on the Convertible Preferred or the exercise of the Warrants upon the operation of the “full ratchet” anti-dilution provisions.

Listing Rule 5635(d) requires shareholder approval for private sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value which equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance; or sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Although the initial Conversion Price of $2.0625 was equal to or greater than the greater of the book or market value of our Common Stock on date of the Purchase Agreement, the terms of the Convertible Preferred and the Warrants contain “full ratchet” anti-dilution adjustments that could result in the conversion price of the Convertible Preferred and exercise price of the Warrants being reduced in the future to an amount that is less than the greater of the book or market value of our Common Stock immediately before the Purchase Agreement. This would occur if we elect to enter into certain issuances of securities or other transactions in the future that would trigger these anti-dilution adjustments. In addition, the VWAP calculation for the payment of dividends on the Convertible Preferred in shares of Common Stock could result in a price per share less than the original issue price of the Convertible Preferred.

If Proposal 3 is approved, the issuance of our Common Stock upon conversion of the Preferred Stock and exercise of the Warrants will exceed 20% of our Common Stock currently outstanding. Because the dividend rate resulting from the VWAP calculation, and the conversion price of the Convertible Preferred and exercise price of the Warrants, due to anti-dilution adjustments, in the future may be below the greater of the book or market value of our Common Stock immediately prior to the Purchase Agreement, we believe the Listing Rules require that we obtain stockholder approval of the issuance of Common Stock upon conversion of the Convertible Preferred, as potential stock dividends on the Convertible Preferred and upon exercise of the Warrants. We seek your approval of Proposal 3 in order to satisfy the requirements of the Listing Rule 5635(d).

If we obtain stockholder approval of this Proposal 3, we will have satisfied Nasdaq Listing Rules 5635(b) and 5635(d), and the Common Stock dividend payment and anti-dilution provisions of the Convertible Preferred and the Warrants will become operative.

Potential Effects of Approval or Non-Approval of this Proposal

Although our Board of Directors has approved the terms of the Convertible Preferred and the Warrants and determined them to be in the best interest of our stockholders, our stockholders should consider the information contained in this proxy statement in evaluating Proposal 3.

Potential Negative Effects

If Proposal 3 is approved and we enter into a transaction that causes an adjustment of the conversion price of the Convertible Preferred and/or the exercise price of the Warrants, our existing stockholders may incur significant dilution of their interests. In addition, we may issue additional shares of Common Stock upon payment of dividends on the Convertible Preferred, and this number may increase due to the results of a VWAP calculation. You should, therefore, consider the potential dilution in determining whether to approve this proposal.

If Proposal 3 is approved and we enter into a transaction that causes an adjustment of the conversion price of the Convertible Preferred and/or the exercise price of the Warrants, all of those shares may become eligible for sale in the public markets, after expiration of the applicable holding periods required under Rule 144 of the Securities Act. In addition, these shares could become eligible for resale in the public markets earlier upon the effectiveness of one or more resale registration statements, which may include the registration statement.

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The issuance of shares of Common Stock upon the conversion of the Convertible Preferred, as potential stock dividends on the Convertible Preferred and upon exercise of the Warrants could have an anti-takeover effect because it may make it more difficult for, or discourage an attempt by, a party to obtain control of us by tender offer or other means. The shares of Common Stock issuable to our directors, officers and 5% or more stockholders upon the conversion of the Convertible Preferred, as potential stock dividends on the Convertible Preferred and upon exercise of the Warrants will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of us, increase the number of shares held by these parties and dilute the interest of a party attempting to obtain control of us. Proposal 3 is not part of a plan by the Board of Directors to adopt a series of anti-takeover measures. The Board of Directors does not have any knowledge of any effort by any person to accumulate our securities or obtain control of us by any means.

Potential Effects of Non-Approval

The Private Placement closed on March 28, 2013 and will not be affected if stockholders do not approve Proposal 3. However, the “full ratchet” anti-dilution provisions of the Convertible Preferred and the Warrants will not become operative without stockholder approval. If our stockholders do not approve Proposal 3, holders of Convertible Preferred may be inhibited from converting those shares, which could prevent or delay the retirement of those shares with preferential rights. In addition, non-approval could delay and inhibit the holders of the Warrants from exercising them, and in turn, delay or prevent us from receiving the additional proceeds from the exercise of the Warrants. Furthermore, non-approval of Proposal 3 could require us to use our cash on hand to pay dividends on the Convertible Preferred rather than paying the dividends through issuances of additional Common Stock. In addition, non-approval of Proposal 3 may make it more difficult for us to raise capital in the future as future prospective investors may make note of the non-approval of these negotiated rights.

Voting Requirements

The holders of Convertible Preferred are not entitled to vote on Proposal 3. Only the holders of our Common Stock are entitled to vote on Proposal 3. Under Nasdaq Listing Rule 5635(e), at the 2013 Annual Meeting, the affirmative vote of a majority of the total votes cast in person or by proxy on Proposal 3 is required for approval of Proposal 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE POSSIBLE ISSUANCE OF 20% OR MORE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF OUR 5.0% SERIES F CONVERTIBLE PREFERRED STOCK, AS POTENTIAL STOCK DIVIDENDS ON THE OUR 5.0% SERIES F CONVERTIBLE PREFERRED STOCK AND UPON EXERCISE OF THE WARRANTS

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VOTING MATTERS

IN LIGHT OF THE CHANGES TO THE NOMINEES, AS WELL AS THE CHANGE TO THE TEXT OF PROPOSAL 3, CROSSROADS WILL DISREGARD ANY VOTES RECEIVED WITH RESPECT TO THE PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU RECEIVED WITH YOUR PROXY STATEMENT. TO VOTE YOUR SHARES AT THE 2013 ANNUAL MEETING, PLEASE VOTE USING THE PROXY CARD OR VOTING INSTRUCTION FORM INCLUDED WITH THIS SUPPLEMENT.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE 2013 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR OVER THE INTERNET.

The proxy card or voting instruction form enclosed with this Supplement differs from the proxy card or voting instruction form previously furnished to you in that the enclosed proxy card or voting instruction form includes Messrs. Coleman, Eberwein, Pearce and Pearse as nominees with respect to Proposal 1 and contains a revision to the text of Proposal 3. If you have previously voted on the proxy card or voting instruction form accompanying the Proxy Statement (or by following the Internet or Telephone instructions on that proxy card or voting instruction form), your vote will not be counted at the 2013 Annual Meeting. To vote your shares at the 2013 Annual Meeting, please vote using the enclosed proxy card or voting instruction form, or submit your vote by telephone or over the internet, using the directions provided on the enclosed proxy card or voting instruction form.

If you wish to change or revoke your voting instructions after you have submitted your proxy card, you may do so at any time before the proxies are voted at the 2013 Annual Meeting by:

•	notifying the Secretary of the Company in writing at the address on the first page of this proxy statement that you wish to revoke your proxy;

•	delivering a subsequent proxy bearing a date after the date of the proxy being revoked and relating to the same shares; or

•	voting in person at the 2013 Annual Meeting if you are the stockholder of record. (If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the 2013 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.)

If your shares are held in “street name” through a broker, bank or other nominee, please contact your broker, bank or other nominee for directions regarding how to change your vote. Please note that your attendance at the 2013 Annual Meeting will not, by itself, revoke your proxy.

If you wish to vote for certain of the nominees that are reflected in this Supplement, you may do so (1) by signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope, (2) by Internet, by visiting the website shown on the enclosed proxy card and following the instructions, or (3) by telephone by calling the toll-free telephone number shown on the enclosed proxy card and following the instructions.

Important information regarding who is eligible to vote at the 2013 Annual Meeting, the vote required to adopt the proposals and how shares held in “street name” will be voted at the meeting if you do not provide any voting instructions is available in the Proxy Statement under the caption “Voting Procedures.”

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OTHER MATTERS

Crossroads knows of no other matters to be submitted at the 2013 Annual Meeting. If any other matters properly come before the 2013 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy or voting instruction form, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the 2013 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or voting instruction form, or, if desired, by executing and returning, at your earliest convenience, the proxy card or voting instruction form in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Austin, Texas
May 30, 2013

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CROSSROADS SYSTEMS, INC. 11000 N. Mopac Expwy. Austin, TX 78759 ATTN: Jennifer Crane

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1. Election of Directors
Nominees

01 Richard K. Coleman, Jr. 02 Jeffrey E. Eberwein 03 Don Pearce 04 Robert G. Pearse

The Board of Directors recommends you vote				The Board of Directors recommends you
FOR proposals 2., 3. and 4.				vote 3 YEARS on the following proposal:	1 year	2 years	3 years	Abstain
	For	Against	Abstain		☐	☐	☐	☐
2. To ratify the appointment of PMB Helin Donovan, LLP as Independent Auditors for Crossroads for the Fiscal Year Ending October 31, 2013.	☐	☐	☐	5. To approve, on an advisory basis, the frequency of holding an advisory vote on compensation of the named executive officers of Crossroads.

3. To approve the issuance of Common Stock upon conversion of the 5.0% Series F Convertible Preferred Stock, the issuance of Common Stock upon the potential payment of dividends on the 5.0% Series Convertible Preferred Stock in shares of Common Stock and the issuance of Common Stock upon the exercise of the Warrants.	☐	☐	☐	NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

4. To approve, on an advisory basis, the compensation of the named executive officers of Crossroads.	☐	☐	☐
The Board of Directors recommends a vote FOR the directors listed above, a vote FOR proposals 2, 3 and 4, and a vote for every 3 years on proposal 5. This Proxy, when properly executed, will be voted as specified hereon. If no specification is made, this Proxy will be voted FOR the election of the directors listed above, "FOR" proposals 2, 3 and 4, and for every 3 years on proposal 5.
For address change/comments, mark here. (see reverse for instructions)			☐
	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Proxy Statement Supplement, and Form 10-K are available at www.proxyvote.com .

CROSSROADS SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF CROSSROADS SYSTEMS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the “Annual Meeting”) of Crossroads Systems, Inc., a Delaware corporation (“Crossroads”), the related Proxy Statement dated April 15, 2013 and the related Proxy Statement Supplement dated May 30, 2013, and appoints Jennifer Crane the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Crossroads which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting originally scheduled to be held May 20, 2013, which was adjourned to June 21, 2013, to be held at the corporate headquarters of Crossroads at 11000 N. MoPac Expressway, Austin, Texas at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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